Joint Filer Information

Names:	Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Frequency Therapeutics, Inc. [FREQ]

Date of Event Requiring Statement:	October 2, 2019

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P. and Deerfield Special Situations Fund, L.P., are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Frequency Therapeutics, Inc.

Signatures:

DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact